
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                        $ 27,094
<SECURITIES>                                  $  3,585
<RECEIVABLES>                                 $ 95,385
<ALLOWANCES>                                $ (25,970)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 159,816<F1>
<PP&E>                                     $ 3,781,801
<DEPRECIATION>                             $ (547,477)
<TOTAL-ASSETS>                             $ 3,523,050
<CURRENT-LIABILITIES>                        $ 361,852<F2>
<BONDS>                                    $ 2,761,297
<COMMON>                                         $ 566
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 43
<OTHER-SE>                                   $ 201,033
<TOTAL-LIABILITY-AND-EQUITY>               $ 3,523,050
<SALES>                                      $ 352,198
<TOTAL-REVENUES>                             $ 352,198
<CGS>                                                0
<TOTAL-COSTS>                                $ 329,979
<OTHER-EXPENSES>                                 $ 295
<LOSS-PROVISION>                               $ 1,122
<INTEREST-EXPENSE>                           $ 104,069
<INCOME-PRETAX>                               $ 21,924
<INCOME-TAX>                                   $ 8,873
<INCOME-CONTINUING>                           $ 13,051
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              $ (1,315)
<CHANGES>                                            0
<NET-INCOME>                                  $ 11,736
<EPS-PRIMARY>                                  $   .09
<EPS-DILUTED>                                  $   .22

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

